106 Avenue Road
Toronto, Ontario M5R 2H3
Tel. (416) 920-0500
Fax (416) 920-7851





November 15, 1997




Genterra Capital Corporation
106 Avenue Road
Toronto, Ontario
M5R2H3

Dear Sir:

Re:     1095 Stellar Drive. Newmarket (the "Property")

As you are aware the First Mortgage on the Property in the principal amount of $670,000.00 matures on December 1, 1997

We request that you consider an extension of the repayment thereof for a period of one year on the same terms and conditions.

We Look forward to your favourable response to our request. Yours truly, RALLETS

106 Avenue Road
Toronto, Qnlario MSR 2H3
Tel. (416) 920-0500
                Fax (416) 920-7851





November 24, 1997



Rallets Realty line.
106 Avenue Road
Toronto, Ontario
M5R 2H3

Dear Sir:

Re:     Your Letter of November 15. 1997

We are in receipt of the above referenced letter and advise you that we agree to extend the first mortgage on 1095 Stellar Drive, Newmarket for a further year on the same terms and conditions save and except for the interest rate which will be adjusted to 8.5% per annum.

Should you require any additional information concerning the above please do not hesitate to contact the undersigned.

In the event that our proposal is acceptable to you, please indicate your approval thereof by signing where indicated below, thereby constituting a binding agreement as between us.

Yours very truly,

GENTERRA CAPITAL CORPORATION
/
Per:&   ___
Mark Litwin, President

Charge/Mortgage of Land


4) Principal Amount ONE MILLION Dollars $1,000,000 5) Description Parcel 3-4, Section E.G. -3 (E.Y.S.) as Part of Lot 3, Concession 3, designated as Parts 6 and 8, Plan 65R-7640 Town of Newmarket, Regional Municipality of York, Formerly Township of East Gwillimbury.
Subject to a right in favour of The Corporation of the Town of Newmarket over said Part 8 on Plan 65R-7640 for the purposes as set out in LT240007.
Together with a righi of way in, over, along and upon Part 1 on Pian 6511-7640, until such time as the same has been dedicated for road purposes.

(8) Standard Charge Terms - The parties agree to he bound by the provisions in Standard charge Terms filed as number and the (Dhargor(s) hereby acknowledge(s) receipt of a copy of these terms.

        851

(9) Payment Provisions (b) Interest (c) Calculation calculated and (a) Principal Rate
Interest   y       M 0 - Payment   lO~     % per annum  Period  payable monthly.
        pfl$l 000,000.00        First   Y M 0
        (e)     td
        (d)     Adjustment~ 1991 :12 31 Da ean  (f) Payment I
          Date               Period  I ASP DAY OF EACh MONTH Date    1991 01 31
          Last                  A
        (gi Payment     1996 :12         31 (h) oR"a%7r~         INTEREST ONLY
          Date          :       Payment         Dollars$
                Balance
        fi) Due Date 1996 :12 :31 (i) Insurance FULL_REPLACEMENT_VALUE Dollars $
(10)    Additional Provisions
        See Schedule.


(11) Chargor(s) The chargor hereby charges the land to the chargee and certifies that the chargor is at least eighteen years old and that Date of Signature The chargorf s) acknowledge(s) receipt of a true copy of this charge
                  Y     M       0
Name(s) Signature(s)
  RALLETS REALTY INC.   Per:    4991    112     03
                        SOME, Director

have authority to bind the,~~
        Wi 89dt{on.
(12) Spouse(s) of Chargor(s) I hereby consent to this transaction. Date of Signature N ame( s) Signature(s) Y M D
N/A
(13)    Chargor(s) Address for Service
C/0 1095 Stellar Drive, Neumarkel, Ontario
(14) Chargee(s) EQUICAN CAPITAL CoRPORATION
        I
(15)    Chargee(s) Address for Service

106 Avenue Road, Toronto, Ontario , M5R 2H3
(17)    MunicIpal Address of Property
1095 Stellar Drive
Nenmarket, Ontario
USY 7B8                                       Oty. Mun. I Map Sub I Par.
19 :48 040[ 157j07000
(18) Document Prepared by: MICHAEL S. SINGER 1700 - 22 St. Clair Ave. E. Toronto, Ontario
NUT 253

Schedule

Page 2of 2

"Additional Property Identifier(s) and/or Other Information















THIS IS A SCHEDULE TO A CHARGE BETWEEN BALLETS REALTY INC. and SUTTON MANAGEMENT LIMITED

BOX (5) - SUBJECT to a right in favour of The Corporation of the Town of Newmarket over said Part 8 on Plan 65R-7640 for the purposes as set out in LT240007.

TOGETHER with a right of way in, over, along and upon Part 1 on Plan GSR-7640, until such time as the same has been dedicated for road purposes.




PROVIDED that the Chargors when not in default hereunder shall have the privilege or prepaying any amount of principal hereby secured at any time without notice or bonus.

Land Registration Reform Act, 1984

SET OF STANDARD CHARGE TERMS
Filed by        Filing Date: February 22, 1985
Dye & Durham Co. Limited
        Filing number: 851




The following Set of Standard Charge Terms shall be deemed to be included in every Charge in which the set is referred to by its filing number, as provided in section 9 of the Act. Exclusion of 1. The implied covenants deemed to be included in a charge under sub-section 7(1) of the Land Statutory Registration Reform Act, 1984, and shown as paragraphs 1 and 2 of the said sub-section 7(1), covenants shall be and are hereby expressly excluded and replaced by this Set of Standard Charge Terms which are covenants by the Chargor, for the Chargor and the Chargor's successors, with the Chargee and the Chargee's successors and assigns.
Right to charge 2. The Chargor now has good right, full power and lawful and absolute authority to charge the land the Land and to give the Charge to the Chargee upon the covenants contained in the Charge.


No Act to 3. The Chargor has not done, committed, executed or wilfully or knowingly suffered any act, deed, Encumber matter or thing whatsoever whereby or by means whereof the land, or any part or parcel thereof, is or shall or may be in any way impeached, charged, affected or encumbered in title, estate or otherwise, except as the records of the land registry office disclose.

Good T/tle in 4. The Chargor, at the time of the execution and delivery of the Charge, is, and stands solely, rightful- Fee Simple ly and lawfully seized of a good, sure, perfect, absolute and indefeasible estate of inheritance, in fee simple, of and in the land and the premises described in the Charge and in every part and parcel thereof without any manner of trusts, reservations, limitations, provisos, conditions or any other matter or thing to alter, charge, change, encumber or defeat the same, except those contained in the original grant thereof from the Crown.
Promise to Pay

5. The Chargor will pay or cause to be paid to the Chargee the full principal amount and interest and Perform secured by the Charge in the manner of payment provided by the Charge, without any deduc-- tion or abatement, and shall do, observe, perform, fulfill and keep all the provisions, covenants, agreements and stipulations contained in the Charge and shall pay as they fall due all taxes, rates and assessments, municipal, local, parliamentary and otherwise which now are or may hereafter be imposed, charged or levied upon the land and when required shall produce for the Chargee receipts evidencing payment of the same. Interest After Default

6. In case default shall be made in payment of any sum to become due for interest at the time provided for payment in the Charge, compound interest shall be payable and the sum in arrears for interest from time to time, as well after as before maturity, shall bear interest at the rate pro-- vided for in the Charge. In case the interest and compound interest are not paid within the inter-- est calculation period provided in the Charge from the time of default a rest shall be made, and compound interest at the rate provided for in the Charge shall be payable on the aggregate amount then due, as well after as before maturity, and so on from time to time, and all such interest and compound interest shall be a charge upon the land. No Obligation 7. Neither the preparation, execution or registration of the Charge shall bind the Chargee to ad- to Advance vance the principal amount secured, nor shall the advance of a part of the principal amount secured bind the Chargee to advance any unadvanced portion thereof, but nevertheless the security in the land shall take effect forthwith upon the execution of the Charge by the Chargor. The expenses of the examination of the title and of the Charge and valuation are to be secured by the Charge in the event of the whole or any balance of the principal amount not being ad-- vanced, the same to be charged hereby upon the land, and shall be without demand therefor, payable forthwith with interest at the rate provided for in the Charge, and in default the Chargee's power of sale hereby given, and all other remedies hereunder, shall be exercisable. 8. The Chargee may pay all premiums of insurance and all taxes, rates, levies, charges, assessments, utility and heating charges which shall from time to time fall due and be unpaid in respect of the land, and that such payments, together with all costs, charges, legal fees (as between solicitor and client) and expenses which may be incurred in taking, recovering and keep-ing possession of the land and of negotiating the Charge, investigating title, and registering the Charge and other necessary deeds, and generally in any other proceedings taken in connection with or to realize upon the security given in the Charge (including legal fees and real estate commissions and other costs incurred in leasing or selling the land or in exercising the power of entering, lease and sale contained in the Charge) shall be, with interest at the rate provided for in the Charge, a charge upon the land in favour of the Chargee pursuant to the terms of the Charge and the Chargee may pay or satisfy any lien, charge or encumbrance now existing or hereafter created or claimed upon the land, which payments with interest at the rate provided for in the Charge shall likewise be a charge upon the land in favour of the Chargee. Provided, and it is hereby further agreed, that all amounts paid by the Chargee as aforesaid shall be add-ed to the principal amount secured by the Charge and shall be payable forthwith with interest at the rate provided for in the Charge, and on default all sums secured by the Charge shall im-mediately become due and payable at the option of the Chargee, and all powers in the Charge conferred shall become exercisable.

9. The Chargee on default of payment for at least fifteen (15) days may, on at least thirty-five (35) days' notice in writing given to the Chargor, enter on and lease the land or sell the land. Such notice shall be given to such persons and in such manner and form and within such time as provided in the Mortgages Act. In the event that the giving of such notice shall not be required by law or to the extent that such requirements shall not be applicable, it is agreed that notice may be effectually given by leaving it with a grown-up person on the land, if occupied, or by placing it on the land if unoccupied, or at the option of the Chargee, by mailing it in a registered letter addressed to the Chargor at his last known address, or by publishing it once in a newspaper published in the county or district in which the land is situate; and such notice shall be sufficient although not addressed to any person or persons by name or designation; and notwithstanding that any person to be affected thereby may be unknown, unascertained, or under disability. Pro-vided further, that in case default be made in the payment of the principal amount or interest or any part thereof and such default continues for two months after any payment of either falls due then the Chargee may exercise the foregoing powers of entering, leasing or selling or any of them without any notice, it being understood and agreed, however, that if the giving of notice by the Chargee shall be required by law then notice shall be given to such persons and in such manner and form and within such time as so required by law. It is hereby further agreed that the whole or any part or parts of the land may be sold by public auction or private contract, or partly one or partly the other; and that the proceeds of any sale hereunder may be applied first in payment of any costs, charges and expenses incurred in taking, recovering or keeping possession of the land or by reason of non-payment or procuring payment of monies, secured by the Charge or otherwise, and secondly in payment of all amounts of principal and interest owing under the Charge; and if any surplus shall remain after fully satisfying the claims of the Chargee as aforesaid same shall be paid to the Chargor or as he may direct. The Chargee may sell any of the land on such terms as to credit and otherwise as shall appear to him most advan-tageous and for such prices as can reasonably be obtained therefor and may make any stipula-tions as to title or evidence or commencement of title or otherwise which he shall deem proper, and may buy in or rescind or vary any contract for the sale of the whole or any part of the land and resell without being answerable for loss occasioned thereby, and in the case of a sale on credit the Chargee shall be bound to pay the Chargor only such monies as have been actually received from purchasers after the satisfaction of the claims of the Chargee and for any of said purposes may make and execute all agreements and assurances as he shall think fit. Any pur-chaser or lessee shall not be bound to see to the propriety or regularity of any sale or lease or be affected by express notice that any sale or lease is improper and no want of notice or publication when required hereby shall invalidate any sale or lease hereunder.


10. Where the Chargee enters on and takes possession of the land on default as described in paragraph g herein the Chargee shall enter into, have, hold, use, occupy, possess and enjoy the land without the let, suit, hindrance, interruption or denial of the Chargor or any other per-son or persons whomsoever.


11. If the Chargor shall make default in payment of any part of the interest payable under the Charge at any of the dates or times fixed for the payment thereof, it shall be lawful for the Chargee to distrain therefor upon the land or any part thereof, and by distress warrant, to recover by way of rent reserved, as in the case of a demise of the land, so much of such interest as shall, from time to time, be or remain in arrears and unpaid, together with all costs, charges and expenses attending such levy or distress, as in like cases of distress for rent. Provided that the Chargee may distrain for arrears of principal in the same manner as if the same were arrears of interest.


12. From and after default in the payment of the principal amount secured by the Charge or the interest thereon or any part of such principal or interest or in the doing, observing, performing, fulfilling or keeping of some one or more of the covenants set forth in the Charge then and in every such case the Chargor and all and every other person whosoever having, or lawfuly claim-ing, or who shall have or lawfully claim any estate, right, title, interest or trust of, in, to or out of the land shall, from time to time, and at all times thereafter, at the proper costs and charges of the Chargor make, do, suffer and execute, or cause or procure to be made, done, suffered and executed, all and every such further and other reasonable act or acts, deed or deeds, devises, conveyances and assurances in the law for the further, better and more perfectly and absolutely conveying and assuring the land unto the Chargee as by the Chargee or his solicitor shall or may be lawfully and reasonably devised, advised or required.


13. In default of the payment of the interest secured by the Charge, the principal amount secured by the Charge shall, at the option of the Chargee, immediately become payable, and upon default of payment of instalments of principal promptly as the same mature, the balance of the principal and interest secured by the Charge shall, at the option of the Chargee, immediately become due and payable. The Chargee may in writing at any time or times after default waive such default and any such waiver shall apply only to the particular default waived and shall not operate as a waiver of any other or future default.


14. The Chargee may at his discretion at all times release any part or parts of the land or any other security or any surety for the money secured under the Charge either with or without any suffi-cient consideration therefor, without responsibility therefor, and without thereby releasing any other part of the land or any person from the Charge or from any of the covenants contained in the Charge and without being accountable to the Chargor for the value thereof, or for any monies except those actually received by the Chargee. It is agreed that every part or lot into which the land is or may hereafter be divided does and shall stand charged with the whole money secured under the Charge and no person shall have the right to require the mortgage monies to be apportioned.


15. The Chargor will immediately insure, unless already insured, and during the continuance of the Charge keep insured against loss or damage by fire, in such proportions upon each building as may be required by the Chargee, the buildings on the land to the amount of not less than their full insurable value in dollars of lawful money of Canada. Such insurance shall be placed with a company approved by the Chargee. Buildings shall include all buildings whether now or hereafter erected on the land, and such insurance shall include not only insurance against loss or damage by fire but also insurance against loss or damage by explosion, tempest, tor-nado, cyclone, lightning and all other extended perils customarily provided in insurance policies. Evidence of continuation of all such insurance having been effected shall be produced to the Chargee at least three (3) days before the expiration thereof; otherwise the Chargee may pro-vide therefor and charge the premium paid and interest thereon at the rate provided for in the Charge to the Chargor and the same shall be payable forthwith and shall also be a charge upon the land. It is further agreed that the Chargee may at any time require any insurance of the buildings to be cancelled and new insurance effected in a company to be named by the Chargee and also of his own accord may effect or maintain any insurance herein provided for, and any amount paid by the Chargee therefor shall be payable forthwith by the Chargor with interest at the rate provided for in the Charge and shall also be a charge upon the land. Policies of in-surance herein required shall provide that loss, if any, shall be payable to the Chargee as his interest may appear, subject to the standard form of mortgage clause approved by the Insurance Bureau of Canada which shall be attached to the policy of insurance.

16. The Chargor will keep the land and the buildings, erections and improvements thereon, in good condition and repair according to the nature and description thereof respectively, and the Chargee may, whenever he deems necessary, by his agent enter upon and inspect the land and make such repairs as he deems necessary, and the reasonable cost of such inspection and repairs with interest at the rate provided for in the Charge shall be added to the principal amount and be payable forthwith and be a charge upon the land prior to all claims thereon subsequent to the Charge. If the Chargor shall neglect to keep the buildings, erections and improvements in good condition and repair, or commits or permits any act of waste on the land (as to which the Chargee shall be sole judge) or makes default as to any of the covenants, provisos, agreements or conditions contained in the Charge or in any charge to which this Charge is subject, all monies secured by the Charge shall, at the option of the Chargee, forthwith become due and payable, and in default of payment of same with interest as in the case of payment before maturity the powers of entering upon and leasing or selling hereby given and all other remedies herein con-tained may be exercised forthwith.

17. No extension of time given by the Chargee to the Chargor or anyone claiming under him, or any other dealing by the Chargee with the owner of the land or of any part thereof, shall in any way affect or prejudice the rights of the Chargee against the Chargor or any other person liable for the payment of the money secured by the Charge, and the Charge may be renewed by an agreement in writing at maturity for any term with or without an increased rate of interest not-withstanding that there may be subsequent encumbrances. It shall not be necessary to register any such agreement in order to retain priority for the Charge so altered over any instrument registered subsequent to the Charge. Provided that nothing contained in this paragraph shall confer any right of renewal upon the Chargor.

18. The taking of a judgment or judgments on any of the covenants herein shall not operate as a merger of the covenants or affect the Chargee's right to interest at the rate and times provided for in the Charge; and further that any judgment shall provide that interest thereon shall be com-puted at the same rate and in the same manner as provided in the Charge until the judgment shall have been fully paid and satisfied.

19. Immediately after any change or happening affecting any of the following, namely: (a) the spousal status of the Chargor, (b) the qualification of the land as a matrimonial home within the meaning of Part Ill of the Family Law Reform Act, and (c) the legal title or beneficial ownership of the land, the Chargor will advise the Chargee accordingly and furnish the Chargee with full par-ticulars thereof, the intention being that the Chargee shall be kept fully informed of the names and addresses of the owner or owners for the time being of the land and of any spouse who is not an owner but who has a right of possession in the land by virtue of Section 40 of the Fami-ly Law Reform Act. In furtherance of such intention, the Chargor covenants and agrees to fur-nish the Chargee with such evidence in connection with any of (a), (b) and (c) above as the Chargee may from time to time request.

20. The date of the Charge unless otherwise provided shall be the earliest date of signature by a Chargor.

21. In construing these covenants the words "Charge", "Chargee", "Chargor", "Land" and "Suc-cessor" shall have the meanings assigned to them in Section 1 of the Land Registration Reform Act, 1984 and the words "Chargor" and "Chargee" and the personal pronouns "he" and "his" relating thereto and used therewith, shall be read and construed as "Chargor" or "Chargors", "Chargee" or "Chargees", and "he", "she", "they" or "it", "his", "her", "their" or "its", respectively, as the number and gender of the parties referred to in each case require, and the number of the verb agreeing therewith shall be construed as agreeing with the said word or pronoun so substituted. And that all rights, advantages, privileges, immunities, powers and things hereby secured to the Chargor or Chargors, Chargee or Chargees, Shall be equally secured to and exercisable by his, her, their or its heirs, executors, administrators and assigns, or suc-cessors and assigns, as the case may be. And that all covenants, liabilities and obligations entered into or imposed hereunder upon the Chargor or Chargors, Chargee or Chargees, shall be equally binding upon his, her, their or its heirs, executors, administrators and assigns, or successors and assigns, as the case may be, and that all such covenants and liabilities and obligations shall be joint and several. And the headings beside each paragraph herein are for reference purposes only and do not form part of the covenants herein contained.










ACKNOWLEDGMENT


This Set of Standard Charge Terms is included in a Charge dated the made by day of December ig 91 RALLET REALTY INC.


as Chargor(s)

To


EQUICAN CAPITAL CORPORATION


as Chargee(s)

and each Chargor hereby acknowledges receiving a copy of this Set of Standard charge Terms before signing the Charge.

        RALLEYS REALTY INC._


Per:    Don  Hounsome


I have authority to bind the Corporation